UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Assurant, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2013. At the Annual Meeting, the Company’s stockholders (1) elected each of the nominees listed below to the Company’s Board of Directors to serve until the 2014 Annual Meeting or until their respective successors are elected and qualified, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013 and (3) approved, by non-binding advisory vote, the 2012 compensation paid to the Company’s named executive officers.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1:   Election of Directors.

Nominees:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Elaine D. Rosen	64,519,844	723,966	160,866	1,767,010
Howard L. Carver	64,669,328	566,984	168,364	1,767,010
Juan N. Cento	64,088,756	1,159,368	156,552	1,767,010
Elyse Douglas	64,660,900	573,141	170,635	1,767,010
Lawrence V. Jackson	64,613,851	617,461	173,364	1,767,010
David B. Kelso	64,466,270	781,355	157,051	1,767,010
Charles J. Koch	64,161,836	1,059,180	183,660	1,767,010
Jean-Paul L. Montupet	61,106,619	4,139,019	159,038	1,767,010
Robert B. Pollock	64,496,670	739,781	168,225	1,767,010
Paul J. Reilly	64,925,393	322,245	157,038	1,767,010
Robert W. Stein	64,466,413	769,899	168,364	1,767,010

Proposal 2:   Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,514,155	491,086	166,445	0

Proposal 3:   Non-binding Advisory Vote on the 2012 Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,356,662	3,852,790	195,224	1,767,010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/ S / STEPHEN W. GAUSTER
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: May 14, 2013